                                                                    EXHIBIT 12.1


                  GLOBAL CROSSING LTD., LDC AND SUBSIDIARIES

                      RATIO OF EARNINGS TO FIXED CHARGES
                          (EXPRESSED IN U.S. DOLLARS)

                                                            Historical                                  Proforma
                                                            ----------                                  --------

                                                                        For the Period                              For the Period
                                                                        March 19, 1997                              March 19, 1997
                                                                            (Date of                                   (Date of
                                              Three Months   Six Months   Inception) to Three Months    Six Months   Inception) to
                                             Ended June 30, Ended June 30, December 31, Ended June 30, Ended June 30, December 31,
                                                  1998          1998         1997           1998           1998          1997
                                             -------------- -------------- ------------ -------------- -------------- -------------
                                               (Unaudited)    (Unaudited)                 (Unaudited)    (Unaudited)   (Unaudited)

LOSS BEFORE INCOME TAXES AND EXTRAORDINARY
 ITEM                                        $(126,724,885) $(130,446,037) $  (160,356) $(126,724,885) $(130,446,037) $   (160,356)

ADD:
  Capitalized interest included in cost
   of capacity sold                                892,780        892,780            -        892,780        892,780             -
                                             -------------- -------------- ------------ -------------- -------------- -------------
                                              (125,832,105)  (129,553,257)    (160,356)  (125,832,105)  (129,553,257)     (160,356)
                                             -------------- -------------- ------------ -------------- -------------- -------------

FIXED CHARGES:
   Interest expense, including amortization
    of deferred finance fees and issuance
    discount                                     7,403,037      7,426,271            -     15,112,160     22,692,831    42,030,654
   Portion of rents representative of an
    interest factor                                109,584        143,032        2,147        109,584        143,032         2,147
                                             -------------- -------------- ------------ -------------- -------------- -------------
                                                 7,512,621      7,569,303        2,147     15,221,744     22,835,863    42,032,801
                                             ============== ============== ============ ============== ============== =============
LOSS, AS ADJUSTED, BEFORE INCOME TAXES AND
 EXTRAORDINARY ITEM                          $(118,319,484) $(121,983,954) $  (158,209) $(110,610,361) $(106,717,394) $ 41,872,445
                                             ============== ============== ============ ============== ============== =============

FIXED CHARGES:
    Fixed Charges, as above                  $   7,512,621  $   7,569,303  $     2,147  $  15,221,744  $  22,835,863  $ 42,032,801
    Interest capitalized                        13,909,608     24,401,876    9,776,767     13,575,485     27,112,850    20,832,224
    Interest capitalized and included
     in Investment in Pacific Crossing Ltd.        379,468        379,468            -        379,468        379,468             -
                                             -------------- -------------- ------------ -------------- -------------- -------------
                                             $  21,801,697  $  32,350,647  $ 9,778,914  $  29,176,697  $  50,328,181  $ 62,865,025
                                             ============== ============== ============ ============== ============== =============

EXCESS OF FIXED CHARGES OVER EARNINGS        $ 140,121,181  $ 154,334,601  $ 9,937,123  $ 139,787,058  $ 157,045,575  $ 20,992,580
                                             ============== ============== ============ ============== ============== =============

SUPPLEMENTAL DISCLOSURE

Loss, as adjusted, before income taxes
 and extraordinary item                      $(118,319,484) $(121,983,954) $  (158,209) $(110,610,361) $(106,717,394) $ 41,872,445

Non-recurring item:
    Termination of advisory services
     agreement(1)                            $ 137,700,000  $ 137,700,000            -  $ 137,700,000  $ 137,700,000             -
                                             -------------- -------------- ------------ -------------- -------------- -------------

Earnings, as adjusted, before income taxes,
 extraordinary item and non-recurring item   $  19,380,516  $  15,716,046  $  (158,209) $  27,089,639  $  30,982,606  $ 41,872,445
                                             ============== ============== ============ ============== ============== =============

Fixed charges, as above                       $ 21,801,697  $  32,350,647  $ 9,778,914  $  29,176,697  $  50,328,181  $ 62,865,025
                                             ============== ============== ============ ============== ============== =============

Excess of fixed charges over earnings,
 before non-recurring item                    $  2,421,181  $  16,634,601  $ 9,937,123  $   2,087,058  $  19,345,575  $ 20,992,580
                                             ============== ============== ============ ============== ============== =============


(1) Included in earnings for the six months ended June 30, 1998 was a non-recurring charge resulting from the termination of the advisory services agreement of $137.7 million as described in Note 12 of the Company's consolidated financial statements.